EXHIBIT 99.4

JetFleet Holding Corp. and Subsidiaries

Unaudited Consolidated Financial Statements

For the nine months ended September 30, 2018

JetFleet Holding Corp. and Subsidiaries
Consolidated Balance Sheet
September 30, 2018
(Unaudited)

ASSETS
Assets:
Cash and cash equivalents	$40,000
Marketable securities	3,451,600
Receivable from affiliate	561,900
Accounts receivable	3,200
Taxes receivable	101,100
Note receivable	23,100
Prepaid expenses and other assets	201,200
Equipment (net of accumulated depreciation of $39,200)	25,000
Leasehold interest (net of accumulated amortization of $900)	10,600
Total assets	$4,417,700
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued liabilities	$174,800
Accrued payroll	93,400
Income taxes payable	6,000
Deferred tax liability	665,800
Dividend payable	3,330,600
Total liabilities	4,270,600

Shareholders' equity:
Series A Redeemable Preferred stock, 200,000 shares authorized, no shares issued and outstanding	-
Common stock, no par value, 1,000,000 shares authorized, 362,194 issued and outstanding	1,261,600
Retained earnings	(1,088,600)
Accumulated other comprehensive income:
Foreign currency translation adjustments	(500)
Unrealized gain on marketable securities	(25,400)
Total shareholders’ equity	147,100
Total liabilities and shareholders’ equity	$4,417,700

See accompanying notes to unaudited consolidated financial statements.

JetFleet Holding Corp. and Subsidiaries
Consolidated Statement of Operations
For the nine months ended September 30, 2018
(Unaudited)

Revenues:
Management fees	$3,459,700
Dividends, interest and other income	9,600
Total revenues	3,469,300
Costs and expenses:
Salaries and employee benefits	1,987,500
Rent	288,000
Consulting fees	210,000
Travel, meals and entertainment	257,600
Interest	3,200
General and administrative	454,200
Total costs and expenses	3,200,500
Income from operations	268,800
Gain on distribution of AeroCentury common stock (reclassified from other comprehensive income on marketable securities)	2,433,700
Income before income taxes	2,702,500
Income tax expense (including $681,000 reclassified from other comprehensive income on marketable securities)	757,400
Net income	$1,945,100

See accompanying notes to unaudited consolidated financial statements.

JetFleet Holding Corp. and Subsidiaries
Consolidated Statement of Comprehensive Income
For the nine months ended September 30, 2018
(Unaudited)

Net income	$1,945,100
Other comprehensive income, net of tax:
Foreign currency translation adjustment	(800)
Unrealized holding losses on securities	(15,700)
Unrealized holding gains on securities	40,200
Less: reclassification adjustment for gains included in net income	(1,752,700)
Comprehensive income	$216,100

See accompanying notes to unaudited consolidated financial statements.

JetFleet Holding Corp. and Subsidiaries
Consolidated Statement of Shareholders’ Equity
For the nine months ended September 30, 2018
(Unaudited)

	Number of Shares	Common Stock	Retained Earnings	Accumulated Comprehensive Income	Total
Balance at December 31, 2017	362,194	$1,261,600	$4,267,100	$1,703,100	$7,231,800
Net income for the nine-month period ended September 30, 2018	-	-	1,945,100	-	1,945,100
Foreign currency translation adjustments, net of tax benefit of $300	-	-	-	(800)	(800)
Unrealized holding loss on securities, net of tax expense of $3,800	-	-	-	(15,700)	(15,700)
Unrealized holding gains on securities, net of tax expense of $15,600	-	-	-	40,200	40,200
Reclassification of gains on securities included in current income, net of tax expense of $665,400	-	-	-	(1,752,700)	(1,752,700)
Dividend of 0.593 shares of AeroCentury common stock per share of common stock	-	-	(3,330,600)		(3,330,600)
Dividend of $10.96 per share of common stock	-	-	(3,970,200)	-	(3,970,200)
Balance at September 30, 2017	362,194	$1,261,600	$(1,088,600)	$(25,900)	$147,100

See accompanying notes to unaudited consolidated financial statements

JetFleet Holding Corp. and Subsidiaries
Consolidated Statement of Cash Flows
For the nine months ended September 30, 2018
(Unaudited)

Operating activities:
Net income	$1,945,100
Adjustments to reconcile net income to net cash used in operating activities:
Gain on declaration of AeroCentury common stock dividend	(2,433,700)
Depreciation and amortization	11,600
Deferred income taxes	695,900
Changes in operating assets and liabilities:
Receivable from affiliate	(65,300)
Accounts receivable	200
Taxes receivable	(76,500)
Prepaid expenses and other assets	(79,900)
Accounts payable and accrued liabilities	(27,500)
Accrued payroll	(815,000)
Income taxes payable	5,400
Net cash used in operating activities	(839,700)
Investing activities:
Net investment in equipment	(24,500)
Repayments on note receivable	9,700
Net cash used in investing activities	(14,800)
Financing activities:
Cash dividends	(3,970,200)
Net cash used in financing activities	(3,970,200)
Net decrease in cash and cash equivalents	(4,824,700)
Exchange loss on cash and cash equivalents	(1,300)
Cash and cash equivalents, beginning of period	4,866,000
Cash and cash equivalents, end of period	$40,000
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income taxes	$130,500
Foreign taxes	$1,100

See accompanying notes to unaudited consolidated financial statements

1.	Organization and Business of the Company

Organization

JetFleet Holding Corp. and Subsidiaries (“JHC” or the “Company”) was incorporated in the state of California on January 27, 1994.  As of September 30, 2018, all of the outstanding common stock of JHC was owned indirectly through trusts by Toni M. Perazzo and Abigail Crispin (Ms. Perazzo’s daughter), and by shareholders not affiliated with JHC or its subsidiaries.

JHC owns all of the outstanding common stock of JetFleet Management Corp (“JMC”). JMC owns all of the outstanding common stock of 1314401 Alberta Inc. (“JetFleet Canada”).

Business of the Company and the Company's Subsidiaries

The Company was formed to build an integrated aircraft management, marketing and financing business.  In August 2015, the Company extended its management agreement with AeroCentury Corp. (“ACY”) for ten years.  The new management agreement expires in August 2025, and the Company remains responsible for the selection of assets to be acquired by ACY and the leasing, re-leasing and/or subsequent sale of assets owned by ACY. The Company is entitled to acquisition fees, re-sale and re-lease fees and management fees in connection with these activities. As a result of the October 1, 2018 merger between ACY and the Company discussed in Note 6, the Company will cease to receive these fees.

 As mentioned above, JetFleet Canada is a subsidiary of JMC.  Based in Calgary, Alberta, Canada, JetFleet Canada provides aircraft management and technical services for the Company and its affiliates.

2. Summary of Significant Accounting Policies

Basis of Presentation

Financial information for the Company is presented on a consolidated basis in accordance with accounting principles generally accepted in the United States of America ("GAAP") based upon the continuation of the business as a going concern.

Principles of Consolidation

These financial statements reflect the consolidation of JHC’s results with those of its wholly owned subsidiaries, JMC, and JetFleet Canada. All intercompany balances and transactions have been eliminated in consolidation.

2. Summary of Significant Accounting Policies (continued)

Use of estimates

The Company’s consolidated financial statements have been prepared in accordance with GAAP. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable for making judgments that are not readily apparent from other sources.

The most significant estimates with regard to these consolidated financial statements are the estimated value of marketable securities and the accounting for income taxes.

Cash and Cash Equivalents

The Company considers highly liquid investments readily convertible into known amounts of cash, with original maturities of three months or less, as cash equivalents.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs, to the extent possible.  The standard describes a fair value hierarchy based on three levels of inputs.  The first two are considered observable and the last unobservable.

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

2. Summary of Significant Accounting Policies (continued)

Assets and Liabilities Measured and Recorded at Fair Value on a Recurring Basis

The following table shows by level, within the fair value hierarchy, the Company’s assets at fair value:
	September 30, 2018
		Level	Level	Level
	Total	1	2	3
Marketable securities	$3,451,600	$3,330,600	$-	$121,000
Money market funds	200	200	-	-
Total	$3,451,800	$3,330,800	$-	$121,000

As of September 30, 2018, there were no liabilities that were required to be measured and recorded at fair value on a recurring basis. During the nine months ended September 30, 2018, there were no transfers in or out of Level 3 securities.

Fair Value of Other Financial Instruments

The Company’s financial instruments, other than cash, consist principally of cash equivalents, accounts receivable, marketable securities, and accounts payable.  The fair value of cash equivalents, accounts receivable and accounts payable approximates the carrying value of these financial instruments because of their short-term nature.

Marketable securities are stated at fair value as of the balance sheet date.  The Company measures the fair values of investments in Level 1 securities using the last quoted sales price from the primary exchange where the security is traded.  The Company classifies its marketable equity securities as available for sale. Realized gains and losses, determined using the first in, first out (FIFO) method are included in earnings; unrealized holding gains and losses are reported in other comprehensive income.

For the nine months ended September 30, 2018, the Company had a gross unrecognized loss on its marketable equity securities available for sale of $11,900.  From inception to September 30, 2018, the Company had the following cumulative gross unrealized losses on marketable equity securities available for sale:
Description	Total Cost	Fair Market Value	Gross Unrealized Gain
Cumulative gross unrealized gains on marketable securities	$146,400	$121,000	$25,400

2. Summary of Significant Accounting Policies (continued)

At September 30, 2018, the Company held 214,876 shares of ACY common stock. The Company’s investment in ACY is recorded at fair value and classified within Level 1 because it is listed on the NYSE American Exchange where its value is based on quoted market prices in active markets. As discussed below in Note 3, the Company made a dividend distribution of the ACY common stock on October 1, 2018 and recognized the gain in current income at September 30, 2018.

At September 30, 2018, the Company owned 121 shares of Uniform Components non-voting preferred stock.  The Uniform Components non-voting preferred stock has a cumulative preferred annual dividend of 10% and a liquidation value of $1,000 per share, but may not be redeemed before January 1, 2019.   Because the Company owns a minority share of non-voting preferred stock, Uniform Components results are not consolidated with those of the Company.

 The Company’s investment in Uniform Components non-voting preferred stock has been classified within Level 3 due to unobservable inputs and infrequent trading.  When observable prices are not available for these securities, the Company measures their fair value using the income valuation approach, for which sufficient and reliable data is available.  At September 30, 2018,  the Company has estimated the stock’s fair market value to be equal to its stated liquidation value on January 1, 2019, which does not differ materially from estimating the value based upon expected dividends and liquidation proceeds, discounted at 10%, the stock’s dividend rate.

Note Receivable

The note receivable is carried at its estimated collectible amount. The Company received the note receivable in July 2014 from an outside consultant in exchange for a cash loan. The note receivable accrues interest at 1% per annum and matures on October 31, 2020.   Interest income on the note receivable is recognized using the interest method.

Equipment, Leasehold Improvements and Depreciation

The Company’s interests in equipment are recorded at cost and depreciated using the straight-line method over five years. The Company’s leasehold improvements are recorded at cost and amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the respective assets.

Income taxes

As part of the process of preparing the Company’s consolidated financial statements, management is required to estimate income taxes in each of the jurisdictions in which the Company operates.  This process involves estimating the Company’s current tax exposure under the most recent tax laws and assessing temporary differences resulting from differing treatment of items for tax and GAAP purposes.  These differences result in deferred tax assets and liabilities that are included in the consolidated balance sheet.  Management must also assess the likelihood that the Company’s deferred tax assets will be recovered from future taxable income, and, to the extent management believes it is more likely than not that some portion or all of the deferred tax assets will not be realized, the Company must establish a valuation allowance.  To the extent the Company

2.	Summary of Significant Accounting Policies (continued)

establishes a valuation allowance or changes the allowance in a period, the Company reflects the corresponding increase or decrease within the tax provision in the consolidated statement of operations. Significant management judgment is required in determining the Company’s future taxable income for purposes of assessing the Company’s ability to realize any benefit from its deferred taxes.  The Company records non-income based sales, use, property, value added and franchise taxes as general and administrative expense in the consolidated statement of operations.

In early 2018, Accounting Standards Update 2018-02 Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income  (“ASU 2018-02”) was adopted by the FASB, providing that reporting entities could elect to reclassify “stranded tax effects,” resulting from the tax rate reduction provided for in the Tax Cuts and Jobs Act of 2017, from accumulated comprehensive income to retained earnings.  The Company early adopted ASU 2018-02 for its year ended December 31, 2017, and consequently reclassified its stranded tax effects in that year.

Common Stock

On September 30, 2018, the Company had 362,194 shares of common stock outstanding.

Comprehensive Income

The Company reports unrealized gains and losses from marketable securities in comprehensive income.  In addition, for the Company’s foreign subsidiary where the functional currency is the Canadian dollar, monetary assets and liabilities are translated at period-end exchange rates while non-monetary items are translated at historical rates.  Income and expense accounts are translated at the average rates in effect during the period.

Foreign Currency

The reporting currency of the Company is the U.S. dollar. The functional currency of JetFleet Canada is the Canadian dollar. The balance sheet of the Company’s foreign subsidiary is translated at the September 30, 2018 rate of exchange, and the statement of operations is translated at the average exchange rate for the period from January 1, 2018 through September 30, 2018. Gains or losses resulting from translating foreign currency financial statements are included in accumulated other comprehensive income.

Revenue Recognition

The Company recognizes income earned from services provided to ACY pursuant to a management agreement.  The Company receives a monthly management fee based on the net asset value of ACY’s assets under management by the Company.  The Company records the monthly management fee at the end of each month. The Company also receives an acquisition fee for locating assets for ACY and may receive a remarketing fee in connection with the sale or re-lease of ACY’s assets. The Company’s policy is to record acquisition fees on the date ACY completes the acquisition of aircraft assets and to record remarketing fees on the date a sale or re-lease of ACY’s assets occurs.

2. Summary of Significant Accounting Policies (continued)

Concentration of Revenues

All of the fees earned by the Company are derived from aviation assets owned by ACY, which are leased to customers in countries around the world. Related party transactions between the Company and ACY are discussed in footnote 10.

3.	Dividends

On September 18, 2018, the Board of Directors declared a dividend to common stockholders in the form of 0.593 shares of common stock of ACY, which stock was held as available for sale. On October 1, 2018, stockholders of record on September 19, 2018 received 0.593 shares of ACY’s common stock for each share of the Company's stock held. Retained earnings was charged in the amount of $3,330,600, which represented the aggregate market value of such ACY stock. A gain of $2,433,700, representing the excess of the distributed stock’s aggregate market value over its aggregate cost, was included in net income in the nine months ended September 30, 2018.

On September 25, 2018, the Board of Directors declared a cash dividend of $10.96 per share of common stock payable on October 1, 2018 to stockholders of record on September 26, 2018.  Retained earnings has been charged in the amount of $3,970,200, which represents the aggregate amount of the cash dividend.

4. Commitments

The Company leases its office space under a lease expiring June 30, 2020 and a storage facility on a monthly basis.  Effective June 1, 2018, the Company agreed to amend its office lease to reduce the size of the rented office space and to provide two consecutive, 1-year renewal options.  The amended monthly lease commitment for the office space includes an amount for base rent and operating expenses (including utilities and insurance costs).  The Company estimates that the future minimum lease commitments for its office space, including both the base rent and operating expenses, and storage facility are as follows:

Year Ended December 31:	Amount
2018 (3 months remaining)	$79,700
2019	321,500
2020	324,400
2021	327,300
2022	165,100
Total	$1,218,000

The projected annual rent expenses shown above are based on periodic increases to the base rental rate provided in the amended lease, and fixed operating expenses of $10,670 per month as required under the amended lease.  Total rent expense for the nine months ended September 30, 2018, which included rent for a storage facility rented on a monthly basis, was $288,000.

5. Income tax provision

The components for the provision for income taxes for the nine months ended September 30, 2018 were as follows:

Current tax provision:
Federal	$34,100
State	21,000
Foreign	6,400
Current tax provision	61,500
Deferred tax provision:
Federal	527,700
State	170,000
Foreign	(1,800)
Deferred tax provision	695,900
Total provision for income taxes	$757,400

Total income tax expense differs from the amount that would be provided by applying the statutory federal income tax rate to pretax earnings as illustrated below:

Income tax expense at the statutory federal income tax rate	$567,500
State tax expense net of federal benefit	137,500
Non-deductible expenses	2,900
Non-taxable income	(1,200)
Tax rate differences, principally on gain from stock distribution	50,700
Total income tax provision	$757,400

Temporary differences and carry-forwards that gave rise to a significant portion of deferred tax assets and (liabilities) as of September 30, 2018 are as follows:

Deferred tax assets:
Franchise taxes	$4,100
Deferred compensation	20,700
Deferred tax assets	24,800
Deferred tax liabilities:
Depreciation and impairment	(9,800)
Unrealized gains on securities	(680,800)
Net deferred tax liabilities	$(665,800)

JetFleet Canada is a Canadian corporation subject to tax in Canada.  Accordingly, the provision for income taxes for JetFleet Canada is reflected in the Company’s consolidated financial statements and includes foreign taxes currently payable and changes in deferred tax assets and liabilities.

5. Income tax provision (continued)

Deferred federal income taxes arise from temporary differences between the valuation of assets and liabilities as determined for financial reporting purposes and federal income tax purposes and are measured at enacted tax rates.  On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law.  Among other things, the Act reduced the Company’s corporate federal tax rate to a flat 21% for years after 2017 and requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred. The Act also establishes new taxes on certain foreign-sourced earnings.  As of September 30, 2018, the Company’s deferred tax items have been measured and adjusted based on the new federal tax rate of 21%, which is the rate at which they are expected to reverse in subsequent years.

Utilization of the deferred tax assets may be subject to a substantial annual limitation due to ownership change limitations that could occur in the future, as required by the Internal Revenue Code Section 382, as well as similar state provisions. In general, an "ownership change," as defined by the code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups.

The Company has not established a valuation allowance at September 30, 2018 for its remaining deferred tax assets because the Company believes that it is more likely than not that it will have sufficient future taxable income (including the reversal of temporary differences) to realize the tax benefits from such assets.

The Company accounts for interest related to uncertain tax positions as interest expense and for income tax penalties as tax expense. As of September 30, 2018, the Company had a balance of accrued tax, penalties and interest of $89,100 in accounts payable and accrued liabilities related to unrecognized tax benefits on its Canadian operation.  The Company does not anticipate any significant changes to the unrecognized tax benefits within twelve months of this reporting date.

All of the Company's tax years remain open to examination other than as barred in the various jurisdictions by statutes of limitation.

6. Acquisition by AeroCentury Corp.

In October 2017, the Company and ACY entered into an Agreement and Plan of Merger (the "Merger Agreement") for the acquisition of the Company by ACY in a reverse triangular merger (the "Merger") for consideration of $3.5 million in cash and 129,286 shares of common stock of ACY, subject to adjustment as provided in the Merger Agreement. ACY submitted an application to the State of California Department of Business Oversight (the "DBO") for a permit (the "Permit") to issue securities to the Company's shareholders in the Merger, which Permit was issued on February 22, 2018 after a hearing with the DBO. The Company’s shareholders approved the acquisition of the Company by ACY on March 14, 2018.  ACY held a special meeting of its shareholders to approve the Merger and the issuance of ACY Common Stock in connection with the Merger as required under the applicable listing rules of the NYSE American exchange on which ACY’s common stock is traded.  Approval of the Merger was not required under Delaware or California corporate law, or under the Merger Agreement.

6. Acquisition by AeroCentury Corp. (continued)

In August 2018 ACY’s shareholders approved the issuance of ACY Common Stock, and the Merger was consummated on October 1, 2018.

In April 2018, subsequent to the execution of the Merger Agreement, the Company agreed to waive its right to receive management and acquisition fees ("Contract Fees") otherwise owed by
ACY to the Company pursuant to the Management Agreement for all periods after March 31, 2018 and until the earlier of the consummation of the Merger or August 15, 2018.  In return, ACY agreed to reimburse the Company for expenses ("Management Expense") incurred in providing management services set forth under the Management Agreement. In July 2018, the Company agreed to extend the expiration of this agreement (the "Waiver and Reimbursement Agreement") through October 15, 2018. Thus, if the Merger Agreement was terminated on or before October 15, 2018 or the Merger otherwise did not close by October 15, 2018, ACY would have become obligated to pay the Company any excess (the "JMC Margin") of (i) the Contract Fees that would have been paid to the Company since April 1, 2018 in the absence of the Waiver and Reimbursement Agreement over (ii) the Management Expenses actually paid by ACY to the Company since April 1, 2018. For the period April 1, 2018 through September 30, 2018, contractual fees exceeded reimbursed fees by $1,023,100 of management fees and $494,400 of acquisition fees. Pursuant to the Waiver and Reimbursement Agreement, the Company did not accrue as income the JMC Margin that would have been due under the Management Agreement.

Upon the consummation of the Merger Agreement on October 1, 2018, ACY will not be obligated to pay the Company the JMC Margin for the period from April 1, 2018, through October 1, 2018.  Thereafter, the Company will not recognize its right to receive management fees and acquisition fees pursuant to the terms of the Management Agreement.

7. Concentration of Credit Risk

The Company maintains its cash and cash equivalents at various financial institutions, where they are insured by the Federal Deposit Insurance Corporation (“FDIC”) and the Securities Investor Protection Corporation (“SIPC”) up to $250,000. The balances of these accounts from time to time exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. At September 30, 2018, the amount over FDIC and SIPC limits was approximately $0.

8. Accumulated Comprehensive Income
	Before-tax Amount	Tax (Expense)	Net-of-tax Amount
Foreign currency translation adjustments	$ (700)	$200	$ (500)
Unrealized losses on securities	(25,400)	-	(25,400)
Total accumulated comprehensive income	$(26,100)	$200	$(25,900)

8. Accumulated Comprehensive Income (continued)

The Company has not established a deferred tax asset from the unrealized capital loss in the Uniform Components preferred stock of $25,400, at September 30, 2018. When it is realized, the loss will be characterized as a capital loss for income tax purposes and only available to off-set capital gains. In addition, the unused capital loss could only be carried forward for five-years before it expires. Based on an assessment of all available information, the Company believes it is more likely than not that it will not have sufficient future taxable capital gains to realize the tax benefit from such an asset.

9. Retirement plan

The Company maintains a qualified defined contribution salary deferral profit sharing plan for U.S. employees.  An employee must be at least 21 years of age to participate in this plan.  This plan permits employees to defer up to 15% of their salary based on strict IRS guidelines. Participants are always 100% vested in their salary deferral contributions. Participants vest in the matching Company contributions ratably over two years.  The Company made no matching contributions to this plan for the nine months ended September 30, 2018.

10. Related Party Transactions

The Company’s subsidiary, JMC, an integrated aircraft management, marketing and financing business, manages and administers a portfolio of leased aircraft assets owned by ACY pursuant to a management agreement which expires in August 2025. Certain officers of the Company are also officers of ACY and hold significant ownership positions in both ACY and the Company. JMC also receives an acquisition fee for locating assets for ACY and may receive a remarketing fee in connection with the sale or re-lease of ACY’s assets.  During the nine months ended September 30, 2018, JMC earned management fees of $3,459,700.

As discussed above in Note 6, if the Merger had been terminated on or before October 15, 2018 or the Merger otherwise had not closed by October 15, 2018, ACY would have been obligated to pay the Company the JMC Margin.  For the period April 1, 2018 through September 30, 2018, the JMC Margin consisted of $1,023,100 of management fees and $494,400 of acquisition fees. Upon consummation of the Merger on October 1, 2018, the fees subject to the Waiver and Reimbursement Agreement for the period beginning on April 1, 2018 and ending on October 1, 2018, will not be collected.

11. Subsequent Events

The Company has evaluated events occurring through December 10, 2018 the date the financial statements were available to be issued.

On October 1, 2018, the Company distributed to stockholders of record on September 19, 2018, the ACY common stock dividend as described in Note 3.

The Company and ACY consummated the merger agreement on October 1, 2018.  As a subsidiary of ACY, the Company’s results will be included in ACY’s consolidated financial statements beginning in fourth quarter of 2018.  There are no other events that require recording or disclosure in the financial statements for the nine months ended September 30, 2018.